EXHIBIT 4.2E

ASSIGNMENT, ASSUMPTION AND AMENDMENT AGREEMENT

THIS ASSIGNMENT, ASSUMPTION AND AMENDMENT AGREEMENT (the “Agreement”) is made effective as of the Effective Time, by and among JAZZ PHARMACEUTICALS, INC., a Delaware corporation (“JPI”), JAZZ PHARMACEUTICALS PUBLIC LIMITED COMPANY (f/k/a Azur Pharma Public Limited Company), a public limited company formed under the laws of Ireland (“New Jazz”), and the undersigned Holders (the “Consenting Holders”).

RECITALS

WHEREAS, JPI and the Investors are parties to that certain Third Amended and Restated Investor Rights Agreement made effective as of June 6, 2007 and as amended (as amended, the “Investor Rights Agreement”).

WHEREAS, JPI, New Jazz, Jaguar Merger Sub Inc., a Delaware corporation and wholly owned subsidiary of New Jazz (“Merger Sub”), and Seamus Mulligan, solely in his capacity as the representative for the Indemnitors, entered into an Agreement and Plan of Merger and Reorganization, dated as of September 19, 2011 (the “Merger Agreement”), pursuant to which, among other things, Merger Sub will merge with and into JPI (the “Merger”), with JPI as the surviving corporation in the Merger as a wholly owned subsidiary of New Jazz. At the Effective Time, among other things, (x) each share of the Common Stock, par value $0.0001 per share, of JPI (“JPI Common Stock”) then issued and outstanding will be canceled and automatically converted into and become the right to receive one Ordinary Share, nominal value $0.0001 per share, of New Jazz (“New Jazz Ordinary Shares”) and (y) each warrant to acquire JPI Common Stock outstanding as of immediately prior to the Effective Time will be converted into a warrant to acquire the number of New Jazz Ordinary Shares equal to the number of shares of JPI Common Stock subject to such warrant immediately prior to the Effective Time, at an exercise price per New Jazz Ordinary Share equal to the exercise price per share of JPI Common Stock otherwise purchasable pursuant to such warrant.

WHEREAS, the Consenting Holders acknowledge that New Jazz has entered or intends to enter into a Registration Rights Agreement in substantially the form attached as Exhibit A hereto (the “Azur Rights Agreement”) with the shareholders of New Jazz prior to the Merger (the “Azur Rights Holders”) in connection with the transactions contemplated by the Merger Agreement, pursuant to which New Jazz is obligated to (i) prepare and file one or more registration statements (the “Resale Registration Statements”) under the Securities Act of 1933, as amended (the “Securities Act”), registering the resale of all of the New Jazz Ordinary Shares (the “Resale Shares”) held by the Azur Rights Holders (or any transferees or assignees thereof) on the Closing Date as set forth in Section 2.1(a) of the Azur Rights Agreement and (ii) subject to certain conditions and limitations set forth therein, take certain actions to effect the issuance and sale of Resale Shares in underwritten public offerings (“Required Underwritings”) as set forth in Section 2.1(f) of the Azur Rights Agreement. As used in this Agreement, (x) the term “Resale Shares” also includes any securities issued or issuable with respect to any of the Resale Shares by way of exchange, stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization or otherwise; and (y) the term “Resale Registration Statement” includes (A) any registration statements filed by New Jazz under the Securities Act in furtherance of satisfying its obligations under the Azur Rights Agreement and (B) any amendments or supplements to any of such registration statements or the prospectuses included therein.

WHEREAS, pursuant to Section 4 of the Investor Rights Agreement, the Holders have under certain circumstances the right to be notified if JPI decides to Register any JPI Common Stock and to include certain Registrable Securities held by such Holders in such Registration (and any related

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qualification under Blue Sky laws or other compliance), and in any underwriting involved therein (the “Piggyback Registration Rights”).

WHEREAS, JPI, New Jazz and the Consenting Holders wish to enter into this Agreement for the purpose of (i) transferring the rights and obligations of JPI under the Investor Rights Agreement to New Jazz, effective as of the Effective Time (the “Assignment”), (ii) effecting certain waivers of rights as set forth below and (iii) amending the Investor Rights Agreement as set forth below.

WHEREAS, the Consenting Holders are holders of at least 60% of the Registrable Securities held by all Holders and, together with JPI, have the right, pursuant to Section 15.5 of the Investor Rights Agreement, to amend the Investor Rights Agreement and to waive certain provisions thereof.

NOW, THEREFORE, in consideration of the mutual agreements, covenants and considerations contained herein, the parties hereto agree as follows:

AGREEMENT

1.     DEFINITIONS. The term “Effective Time” shall have the meaning set forth in the Merger Agreement. Any other capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Investor Rights Agreement.

2.     ASSIGNMENT AND ASSUMPTION. Effective as of the Effective Time:

2.1         JPI hereby conveys, transfers and assigns to New Jazz all of JPI’s rights and obligations under the Investor Rights Agreement, as hereby amended (the “Assignment”).

2.2         New Jazz hereby assumes the rights and agrees to perform the obligations of JPI (as “the Company” or otherwise) under the Investor Rights Agreement, as hereby amended.

2.3         All references to shares of JPI Common Stock in the Investor Rights Agreement shall be deemed to be references to, as applicable, (x) with respect to shares of JPI Common Stock outstanding as of immediately prior to the Effective Time, the New Jazz Ordinary Shares into which such shares of JPI Common Stock were automatically converted at the Effective Time, (y) with respect to shares of JPI Common Stock issuable upon the exercise of warrants to purchase JPI Common Stock outstanding as of immediately prior to the Effective Time, the New Jazz Ordinary Shares issuable upon exercise thereof following the Effective Time or (z) with respect to any other shares of JPI Common Stock referenced in the Investor Rights Agreement that were not outstanding immediately prior to the Effective Time, New Jazz Ordinary Shares.

3.     CONSENT TO ASSIGNMENT. The Consenting Holders, for and on behalf of all Holders and all Investors, hereby consent to the Assignment. In connection therewith, the Consenting Holders, for and on behalf of all Holders and all Investors, hereby agree that the indemnification rights of JPI (as “the Company” or otherwise) under the Investor Rights Agreement shall be enforceable by New Jazz effective as of the Effective Time.

4.     CONSENT TO AZUR RIGHTS AGREEMENT. The Consenting Holders, for and on behalf of all Holders and all Investors, hereby consent to the entering into of the Registration Rights Agreement by New Jazz and the grant to the Azur Rights Holders of Registration rights pursuant thereto.

5.     WAIVERS.

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5.1         The Consenting Holders hereby irrevocably waive, for and on behalf of all Holders and all Investors, (i) any and all Piggyback Registration Rights in connection with the filing of any Resale Registration Statement from the period beginning as of the Effective Time through the Deferral Date (as defined below) (the “Deferral Period”) and (ii) any rights to any notices with respect to the foregoing under the Investor Rights Agreement. In granting the foregoing waiver, the Consenting Holders acknowledge and understand that JPI and New Jazz currently contemplate that New Jazz will file a WKSI Shelf Registration Statement (if it is then eligible to do so) as soon as reasonably practicable following the Merger registering an indeterminate number of securities of New Jazz and pursuant to which New Jazz will effect the Registration of the Resale Shares (the “Closing S-3ASR”). For the avoidance of doubt and subject to the following proviso, the Consenting Holders, for and on behalf of all Holders and all Investors, agree that the foregoing waiver shall also apply to the filing of the Closing S-3ASR and any supplements to the prospectus included therein solely with respect to any of the Resale Shares; provided, however, that following the Deferral Date (as defined below), the Holders may exercise their Piggyback Registration Rights to include Registrable Securities in the Closing S-3ASR or any post-effective amendment thereto.

5.2         The Consenting Holders hereby further irrevocably waive, for and on behalf of all Holders and all Investors, on the limited basis set forth in this Section 5.2, (i) any and all Piggyback Registration Rights in connection with any Required Underwriting, the underwriting agreement for which is entered into prior to the Deferral Date (an “Excluded Underwriting”) and (ii) any rights to any notices with respect to any Excluded Underwriting under the Investor Rights Agreement. The waiver in this Section 5.2 is limited to Excluded Underwritings and nothing in this Agreement (including Sections 5.1 and this 5.2 hereof) shall constitute or shall be deemed to constitute a waiver of any Piggyback Registration Rights in connection with any Required Underwriting that is not an Excluded Underwriting.

5.3         The foregoing waivers in Sections 5.1 and 5.2 are irrevocable and shall be effective with respect to each Holder and each Investor, as well as all affiliates, successors, heirs, executors, administrators and assigns of each such Holder and Investor.

6.     DEFERRAL OF REQUESTS FOR REGISTRATION. The Consenting Holders, for and on behalf of all Holders and all Investors, hereby agree that New Jazz shall not be obligated to effect any Registration under the Investor Rights Agreement or to include any Registrable Securities in any Registration Statement filed by New Jazz, in each case until after February 14, 2012 (such date, the “Deferral Date”). In furtherance of the foregoing, each Consenting Holder hereby agrees (i) not to exercise any of its rights to demand or cause New Jazz to Register any securities under the Investor Rights Agreement (including under Sections 3 and 4 thereof), or to include Registrable Securities in any Registration Statement filed by New Jazz, in each case until after the Deferral Date and (ii) not to transfer any of such Consenting Holder’s Registration rights under the Investor Rights Agreement unless the transferee agrees in a writing, reasonably satisfactory in form and substance to New Jazz, to be bound by the terms of this Section 6 until after the Deferral Date.

7.     MISCELLANEOUS.

7.1         Full Power and Authority. Each Consenting Holder represents and warrants to JPI and New Jazz that (i) such Consenting Holder has the full right, power and authority to execute and deliver this Agreement, and (ii) this Agreement has been duly executed and delivered by such Consenting Holder and constitutes the legal, valid and binding obligation of such Consenting Holder enforceable in accordance with its terms, except (A) as such enforcement is limited by bankruptcy, insolvency or other similar laws affecting the enforcement of creditors’ rights generally and (B) for limitations imposed by general principles of equity. Each of JPI and New Jazz represent and warrant to the undersigned Holders that (i) JPI and New Jazz, as applicable, has the full right, power and authority to execute and deliver this

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Agreement, and (ii) this Agreement has been duly executed and delivered by JPI and New Jazz, as applicable, and constitutes the legal, valid and binding obligation of JPI and New Jazz, as applicable, enforceable in accordance with its terms, except (A) as such enforcement is limited by bankruptcy, insolvency or other similar laws affecting the enforcement of creditors’ rights generally and (B) for limitations imposed by general principles of equity.

7.2         Effect of Agreement. This Agreement shall become effective as of the Effective Time. Except as modified by the terms of this Agreement, the terms and provisions of the Investor Rights Agreement shall remain in full force and effect. Other than as stated in this Agreement, this Agreement shall not operate as a waiver of any condition or obligation imposed on the parties under the Investor Rights Agreement. In the event of any conflict, inconsistency, or incongruity between any provision of this Agreement and any provision of the Investor Rights Agreement, the provisions of this Agreement shall govern and control. This Agreement shall not be changed or modified orally, but only by an instrument in writing signed by the parties hereto.

7.3         Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of California excluding those laws that direct the application of the laws of another jurisdiction.

7.4         Successors and Assigns. The provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto and each Holder and Investor, and shall be enforceable by New Jazz or any Holder or Investor.

7.5         Counterparts. This Agreement may be executed in several counterparts, each of which shall constitute an original and all of which, when taken together, shall constitute one instrument.

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IN WITNESS WHEREOF, the undersigned have executed this ASSIGNMENT, ASSUMPTION AND AMENDMENT AGREEMENT on this 18th day of January, 2012.

JPI:

JAZZ PHARMACEUTICALS, INC.

Signature:  /s/ Bruce C. Cozadd

Print Name:  Bruce C. Cozadd

Title:  Chairman & Chief Executive Officer

[SIGNATURE PAGE TO ASSIGNMENT, ASSUMPTION AND AMENDMENT AGREEMENT]

IN WITNESS WHEREOF, the undersigned have executed this ASSIGNMENT, ASSUMPTION AND AMENDMENT AGREEMENT on this 18th day of January, 2012.

NEW JAZZ: JAZZ PHARMACEUTICALS PUBLIC LIMITED COMPANY

Signature: /s/ David Brabazon

Print Name: David Brabazon

Title: Senior Vice President, Finance

[SIGNATURE PAGE TO ASSIGNMENT, ASSUMPTION AND AMENDMENT AGREEMENT]

IN WITNESS WHEREOF, the undersigned have executed this ASSIGNMENT, ASSUMPTION AND AMENDMENT AGREEMENT on this 18th day of January, 2012.

HOLDERS:

KKR JP LLC

Signature: /s/ James Momtazee

Print Name: James Momtazee

Title: Vice President

KKR JP III LLC

Signature: /s/ James Momtazee

Print Name: James Momtazee

Title: Vice President

[SIGNATURE PAGE TO ASSIGNMENT, ASSUMPTION AND AMENDMENT AGREEMENT]

IN WITNESS WHEREOF, the undersigned have executed this ASSIGNMENT, ASSUMPTION AND AMENDMENT AGREEMENT on this 18th day of January, 2012.

HOLDERS:

VERSANT VENTURE CAPITAL II, L.P.

By:	Versant Ventures II, L.L.C., its General Partner

Signature: /s/ Samuel D. Colella

Print Name: Samuel D. Colella

Title: Managing Director

VERSANT SIDE FUND II, L.P.

By:	Versant Ventures II, L.L.C., its General Partner

Signature: /s/ Samuel D. Colella

Print Name: Samuel D. Colella

Title: Managing Director

VERSANT AFFILIATES FUND II-A, L.P.

By:	Versant Ventures II, L.L.C., its General Partner

Signature: /s/ Samuel D. Colella

Print Name: Samuel D. Colella

Title: Managing Director

[SIGNATURE PAGE TO ASSIGNMENT, ASSUMPTION AND AMENDMENT AGREEMENT]

IN WITNESS WHEREOF, the undersigned have executed this ASSIGNMENT, ASSUMPTION AND AMENDMENT AGREEMENT on this 13th day of January, 2012.

HOLDERS:

THOMA CRESSEY FUND VII, L.P.

By:	TC Partners VII, L.P.
Its:	General Partner

By:	Thoma Cressey Bravo Inc.
Its:	General Partner

Signature: /s/ Bryan Cressey

Print Name: Bryan Cressey

Title: Partner

THOMA CRESSEY FRIENDS FUND VII, L.P.

By:	TC Partners VII, L.P.
Its:	General Partner

By:	Thoma Cressey Bravo Inc.
Its:	General Partner

Signature: /s/ Bryan Cressey

Print Name: Bryan Cressey

Title: Partner

[SIGNATURE PAGE TO ASSIGNMENT, ASSUMPTION AND AMENDMENT AGREEMENT]

EXHIBIT A

AZUR RIGHTS AGREEMENT

EXHIBIT A